EXHIBIT 5.1

                     [LETTERHEAD OF CAHILL GORDON & REINDEL]











                                 April 13, 2001





                                                                  (212) 701-3000


                   Re:    Protection One Alarm Monitoring, Inc.
                          Registration Statement on
                          Form S-4 (No. 333-77295)

Dear Ladies and Gentlemen:

     We have acted as counsel for Protection One Alarm Monitoring, Inc. (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Act"), of $238,240,000 aggregate principal amount of 8 1/8% Senior Subordinated Notes due 2009 of the Company (the "Exchange Notes"). The Exchange Notes will be issued pursuant to an indenture dated as of December 21, 1998 (the "Indenture") between the Company and The Bank of New York, as Trustee. The Registration Statement was filed in connection with the exchange offer (the "Exchange Offer") pursuant to which the Exchange Notes will be issued for a like principal amount of the Company's outstanding 8 1/8% Senior Subordinated Notes due 2009 (the "Old Notes").

     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, Bylaws, resolutions of the Board of Directors of the Company with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or



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other copies. As to matters of fact, we have relied upon representations of officers of the Company.

     Based upon the foregoing, and subject to the qualifications stated herein, it is our opinion that:

     1. All necessary corporate action has been taken by the Company to authorize the creation, issuance, execution and sale of the Exchange notes.

     2. The Exchange Notes, when duly executed and delivered in exchange for the Old Notes in accordance with the terms of the Exchange Offer and the Indenture as contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware, the Delaware Constitution and the judicial decisions interpreting those laws.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and related Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Act and, in consenting to such reference, we have not certified any part of the Registration Statement and do not otherwise come within the categories or persons whose consent is required under said Section 7 or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ CAHILL GORDON & REINDEL